LETTER OF TRANSMITTAL

To Tender Auction Rate Preferred Stock
Series A, Series B and Series C

of

Dreyfus Strategic Municipal Bond Fund, Inc.

Pursuant to the Offer to Purchase
Dated January 23, 2018

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 28, 2018,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Information Agent for the Offer is:
AST Fund Solutions LLC
48 Wall Street
New York, NY 10005
Toll Free: (877) 478-5047
Monday through Friday 9:00A.M. to 10:00 P.M. Eastern Time

The Depositary for the Offer is:
Deutsche Bank Trust Company Americas

Delivery by First Class Mail, By Registered, Certified or Express Mail, or By Overnight Courier,
should be directed to:

DB Services Americas, Inc.
Attn: Reorganization Unit
5022 Gate Parkway, Suite 200
MS: JCK01-0218
Jacksonville, FL 32256
Tel. (877) 843-9767

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL
SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by Dreyfus Strategic Municipal Bond Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of the Fund's outstanding shares of Auction Rate Preferred Stock, Series A, Series B and Series C, par value $0.001 per share (the "Preferred Stock"), at 95% of the liquidation preference of $25,000 per share (or $23,750 per share), plus any unpaid dividends accrued through February 28, 2018, unless extended or earlier terminated, upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the "Offer").

DESCRIPTION OF PREFERRED STOCK TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series A Preferred Stock Tendered* (Attach Additional Signed List if Necessary)	Series B Preferred Stock Tendered* (Attach Additional Signed List if Necessary)	Series C Preferred Stock Tendered* (Attach Additional Signed List if Necessary)
	1 ☐ All	1 ☐ All	1 ☐ All
	2 ☐ Partial: __________	2 ☐ Partial: __________	2 ☐ Partial: __________
* Unless otherwise indicated, it will be assumed that all of the Preferred Stock is being tendered. See Instruction 3.

If you wish to tender all or any part of your Series A, B or C Preferred Stock of the Fund, you should either:

●	tender your Preferred Stock pursuant to the procedure for book-entry tender set forth in Section 4 of the Offer to Purchase; or
●

request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Stock.

To tender Preferred Stock pursuant to the Offer, either (i) in the case you hold the Preferred Stock in book-entry form, you must comply with The Depository Trust Company's Automated Tender Offer Program ("ATOP") procedures in which the Deutsche Bank Trust Company Americas, as the depositary (the "Depositary") must receive delivery of such Preferred Stock pursuant to the procedures for bookentry transfer described in the Offer (and a timely confirmation of such delivery into its account at The Depository Trust Company ("DTC") through ATOP along with an Agent's Message (as defined in the Offer)) by the Expiration Date, (ii) in the case you hold physical certificates evidencing the Preferred Stock, you must deliver a properly completed and duly executed Letter of Transmittal to the Depositary, together with any required signature guarantees, or (iii) you must comply with the guaranteed delivery procedures described in the Offer.

Preferred Stockholders whose Preferred Stock is registered in the name of a broker or other Nominee Holder should contact such Nominee Holder if they desire to tender their Preferred Stock. Such Preferred Stockholders may need to inform their brokers or other Nominee Holders of any decision to tender Preferred Stock, and deliver any required materials, before 5:00 p.m., Eastern Standard Time, on February 28, 2018. You should consult your broker or other Nominee Holder to determine when you would need to inform such Nominee Holder of any decision to tender Preferred Stock and to deliver any required materials to them in order to tender your Preferred Stock.

Participants in the ATOP program must electronically transmit their acceptance of an Offer by causing DTC to transfer the Preferred Stock to the Depositary in accordance with ATOP procedures for transfer. DTC will then send an Agent's Message (as defined in the Offer) to the Depositary.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to the Depositary, and/or AST Fund Solutions LLC, as the information agent, for the Offer, at the addresses or telephone numbers set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED STOCK

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker-Dealer who submits auction instructions to the Auction Agent on your behalf

☐	CHECK HERE IF TENDERED PREFERRED STOCK IS BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Stock

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

*	If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Stock.

Ladies and Gentlemen:

The undersigned hereby tenders to Dreyfus Strategic Municipal Bond Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended, the above-described shares of the Fund's Auction Rate Preferred Stock, pursuant to the Fund's offer to purchase up to 100% of the Fund's outstanding shares of Auction Rate Preferred Stock, Series A, Series B and Series C, par value $0.001 per share (the "Preferred Stock"), at a price per share (the "Purchase Price") equal to 95% of the liquidation preference of $25,000 per share (or $23,750 per share), plus any unpaid dividends accrued through the Expiration Date (as defined below), upon the terms and subject to (i) the Fund's creation of tender option bonds on terms satisfactory to the Fund and (ii) certain other conditions set forth in the Fund's Offer to Purchase, dated January 23, 2018, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund's Offer to Purchase, constitute the "Offer"). The "Expiration Date" of the Offer is 5:00 p.m., Eastern Standard Time, on February 28, 2018. If the Fund, in its sole and absolute discretion, shall have extended the period for which the Offer is open, the "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Fund, shall terminate.

Subject to, and effective upon, acceptance of payment for the Preferred Stock tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the shares of Preferred Stock that are being tendered hereby and that are being accepted for purchase pursuant to the Offer and irrevocably constitutes and appoints Deutsche Bank Trust Company Americas, as the depositary (the "Depositary") for the Offer, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Preferred Stock on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned's agent, of the Purchase Price, (b) present such Preferred Stock for transfer on the Depositary's books, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Stock, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that (a) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby (and any and all dividends, distributions, other Preferred Stock or other securities or rights issued or issuable in respect of such Preferred Stock on or after the Expiration Date); (b) when and to the extent the Fund accepts the Preferred Stock for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to the sale or transfer of the Preferred Stock, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Stock tendered hereby (and any and all dividends, distributions, other Preferred Stock or securities or rights issued or issuable in respect of such Preferred Stock on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Preferred Stock tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 5, "Withdrawal Rights," of the Fund's Offer to Purchase. After the Expiration Date, tenders made pursuant to the Fund's Offer to Purchase will be irrevocable.

If any tendered Preferred Stock is not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Stock will be returned without expense to the holder of Preferred Stock ("Preferred Stockholder") in accordance with Section 3 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Stock pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Stock tendered; or may accept for payment fewer than all of the shares of Preferred Stock tendered.

IMPORTANT—SIGN HERE
(U.S. Holders Please Also Obtain and Complete IRS Form W-9)
(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN
or Other Applicable IRS Form W-8)

(Signature(s) of Preferred Stockholder(s))

Dated: __________

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered owner(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.)

Name(s):
(Please Type or Print)
Capacity (full title):
Address:

(Include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only; see Instruction 1)
Name of Firm:
Address:

(Include Zip Code)
Authorized Signature(s):
Name:
(Please Type or Print)
Area Code and Telephone Number:
Dated: __________
Place medallion guarantee in space below:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed if such Preferred Stock is tendered for the account of an Eligible Institution.

2. Delivery of Preferred Stock. Delivery of Preferred Stock is to be made by book-entry delivery pursuant to the procedures set forth in Section 4 of the Offer to Purchase; an Agent's Message (as defined in the Offer to Purchase) must be utilized. A confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Preferred Stock delivered electronically, as well as an Agent's Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth on the front page of this Letter of Transmittal by the Expiration Date. Preferred Stockholders who cannot deliver their Preferred Stock and all other required documents to the Depositary by the Expiration Date must tender their Preferred Stock pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary by the Expiration Date and (iii) an Agent's Message or a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal and, for Preferred Stock held in street name, confirmation of a book-entry transfer of such Preferred Stock into the Depositary's account at the Book-Entry Transfer Facility, must be received by the Depositary within two New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 4 of the Offer to Purchase.

The method of delivery of any documents is at the option and risk of the tendering Preferred Stockholder. If such delivery is by mail, it is recommended that all such documents be sent by properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional shares of Preferred Stock will be purchased. By executing this Letter of Transmittal, the tendering Preferred Stockholder waives any right to receive any notice of the acceptance for payment of the Preferred Stock.

3. Partial Tenders. If any tendered shares of Preferred Stock are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered shares of Preferred Stock are not accepted because of an invalid tender, or if any tendered shares of Preferred Stock are properly withdrawn, such shares of Preferred Stock will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Preferred Stockholder, as soon as practicable following expiration or termination of the Offer or the proper withdrawal of the Preferred Stock.

4. Stock Transfer Taxes. The Fund will pay any stock transfer taxes with respect to the sale and transfer of any Preferred Stock to it or its order pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Preferred Stock to the Fund pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

5. Backup Withholding; IRS Forms W-8 and W-9. Under the U.S. federal income tax law, the applicable withholding agent will be required to withhold 28% of the gross proceeds otherwise payable to a U.S. individual or certain non-corporate Preferred Stockholder pursuant to the Offer. In order to avoid such backup withholding tax, each tendering Preferred Stockholder or, if applicable, other payee that is a United States person for U.S. federal income tax purposes, must provide the applicable withholding agent with such Preferred Stockholder's or payee's correct taxpayer identification number ("TIN") and certify that such Preferred Stockholder or payee is not subject to such backup withholding by completing, signing and dating an IRS Form W-9 and returning such form to the applicable withholding agent. In general, if a Preferred Stockholder or payee is an individual, the TIN is the Social Security number of such individual. If the applicable withholding agent is not provided with the correct TIN and other required information, or if a false statement is made on the IRS Form W-9, the Preferred Stockholder or payee may be subject to penalties imposed by the Internal Revenue Service and, in certain cases, criminal penalties, including fines and/or imprisonment. Certain Preferred Stockholders or payees (including, among others, generally all corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. However, such Preferred Stockholders should complete the IRS Form W-9 (or, in the case of a foreign Preferred Stockholder, an appropriate IRS Form W-8, discussed below) to avoid erroneous backup withholding. For further information concerning backup withholding and instructions for completing the IRS Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the IRS Form W-9 if Preferred Stock is held in more than one name), consult the instructions included in IRS Form W-9. An appropriate IRS Form W-9 may be obtained from the IRS website (www.irs.gov).

A foreign Preferred Stockholder or other payee that is not a United States person may be subject to withholding tax, but may qualify as an exempt recipient by providing the applicable withholding agent with a properly completed, signed and dated IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, or other appropriate IRS Form W-8, attesting to such Preferred Stockholder or payee's foreign status or by otherwise establishing an exemption. An appropriate IRS Form W-8 may be obtained from the IRS website (www.irs.gov). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided that the required information establishing eligibility is timely furnished to the Internal Revenue Service.

In addition, the Fund may also need to withhold on payments to a Preferred Stockholder if it is notified by the IRS that it is required to do so.

NOTE: FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 (OR AN APPROPRIATE IRS FORM W-8) MAY RESULT IN PENALTIES AND BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE INSTRUCTIONS TO THE IRS FORM W-9 OR APPROPRIATE IRS FORM W-8 FOR ADDITIONAL DETAILS. FOR ADDITIONAL INFORMATION CONTACT YOUR OWN TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

6. Waiver of Conditions. Subject to the Offer to Purchase, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Stock tendered.

7. Irregularities. The Fund will determine, in its sole discretion, all questions as to the number of shares of Preferred Stock to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Stock. The Fund's determination will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Stock or any particular Preferred Stockholder. No tender of Preferred Stock will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Stockholder or waived by the Fund. None of the Fund, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. The Fund's interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding. By tendering Preferred Stock to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

8. Acceptance of Tendered Stock. If a Preferred Stockholder tenders all of such Preferred Stockholder's Preferred Stock, all such Preferred Stock credited to such Preferred Stockholder's account(s) will be tendered unless the Preferred Stockholder otherwise specifies.

9. Contact Information. In order to facilitate the Offer and any auctions for Preferred Stock that may remain outstanding after the Offer is completed, each broker or other Nominee Holder (as defined in the Offer) must provide additional contact information for its "auction department" (or similar department), or whoever at the broker or other Nominee Holder submits auction instructions for the Preferred Stock on its behalf, and/or the broker-dealer, if a different party, that submits those auction instructions to the auction agent. If you are unable to provide this contact information, the Fund, in its sole discretion, may waive this requirement.

* * * * *

Additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from AST Fund Solutions LLC, the Fund's information agent, at its address and telephone number set forth on the first page of this Letter of Transmittal. Preferred Stockholders also may contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

IMPORTANT: If you desire to tender your Preferred Stock, an Agent’s Message or this Letter of Transmittal or a manually signed facsimile thereof (together with all other required documents) must be received by the Depositary prior to 5:00 p.m., Eastern Standard Time, on February 28, 2018 (or if the offer is extended, the expiration date as extended), at the appropriate address set forth below:

The Depositary for the Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Facsimile Copy Number: (615) 866-3889

Toll Free: (877) 843-9767

By Mail or Overnight Courier:

DB Services Americas, Inc.
Attn: Reorganization Unit
5022 Gate Parkway, Suite 200
MS: JCK01-0218
Jacksonville, FL 32256

Questions about how to tender your Preferred Stock and requests for additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery, the Notice of Withdrawal and other documents may be directed to the Information Agent at its telephone number and location listed below.

The Information Agent for the Offer is:

AST FUND SOLUTIONS LLC
48 Wall Street
New York, NY 10005
Toll Free: (877) 478-5047
Monday through Friday 9:00A.M. to 10:00 P.M. Eastern Time